Exhibit 10.68

To:                                               Brian Hodous, Chief Customer Officer

From:                                 Chris Walther, Chief Legal Officer

Date:                                    December 20, 2012

Re:                                               Notice of Assignment of Amendment to Employment Agreement

to Activision Blizzard, Inc.

This letter is to inform you that pursuant to the previous assignment (effective January 1, 2012) all of Activision Publishing, Inc.’s rights, title and interest in your employment agreement with Activision Publishing, Inc. to Activision Blizzard, Inc. (“Activision Blizzard” or “Company”), the Amendment #2 to the Employment Agreement (dated September 18, 2012) is also assigned to Activision Blizzard.

Although consent of such assignment is not required pursuant to the terms of your employment agreement, the Company is requesting your signature below as acknowledgment of receipt of this letter.  Please return a signed original to HR Operations, and a copy will be returned to you for your records and the signed original placed in your personnel file.

If you have any questions or concerns regarding the above, please feel free to contact me at Chris.Walther@activision.com or xt. 2059.

Acknowledged by:

/s/ Brian Hodous	December 20, 2012
Employee Name	Date

cc: Personnel File